Exhibit 10.8

                              SECOND AMENDMENT

                                   TO THE

                             HANNAFORD BROS. CO.

                       1993 LONG TERM INCENTIVE PLAN


     The Hannaford Bros. Co. 1993 Long Term Incentive Plan (the "Plan") was adopted by the Board of Directors, subject to shareholder approval, on February 9, 1993, and approved by shareholders on May 19, 1993. The Plan was thereafter amended, effective January 2, 1994, and is hereby further amended in the following respects.

     1. The terms used in this Amendment shall have the meanings set forth in the Plan unless the context indicates otherwise.

     2.  Subsection (e) of Section 2 is hereby amended to read:

         "(e) Compensation' means the aggregate base salary and annual incentive compensation earned by a Participant during an Award Period (or during the portion of an Award Period for which he or she is a Participant) for services rendered to the Corporation or one of its Subsidiaries, without regard to any deferral of such amounts."

     3.  Section 3 is hereby amended to read:

         "PARTICIPATION. The Compensation Committee shall: (a) designate which, if any, employees of the Corporation or a Subsidiary shall be Participants for an Award Period; (b) determine the duration of such Award Period; and (c) award a Basic Award for each such Participant. The Basic Award of a Participant who is promoted during an Award Period to a position with respect to which a higher Basic Award is in effect shall adjust automatically to reflect the remainder of the Award Period the higher Basic Award. The Compensation Committee may designate that a newly hired or newly promoted employee of the Corporation or a Subsidiary shall be a Participant for an Award Period that commenced prior to the date of such designation."

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     4.  The first paragraph of Section 6 is hereby amended to read:

         "PAYMENT OF ACTUAL AWARDS. The Actual Award earned by a Participant shall be paid after the close of the final fiscal year of the relevant Award Period. In the sole discretion of the Compensation Committee, an Actual Award may be paid in cash, common stock of the Corporation at fair market value at the time of payment, or any combination of cash and common stock. Payment in the form of common stock may be subject to restrictions on transfer and vesting and to such other terms, conditions and restrictions as the Compensation Committee may determine in a separate written instrument."

     5. This Amendment shall be effective December 2, 1996, and Part 2 shall be effective only with respect to Award Periods commencing after such date.